UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

GAIA, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-27517	84-1113527
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

833 West South Boulder Road Louisville, Colorado 80027
(Address of principal executive offices)

(303) 222-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GAIA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2023, the Board of Directors of Gaia, Inc. formerly known as Gaiam, Inc. until July 14, 2016 (the “Company” or "Gaia"), amended and restated the Company's bylaws, adopting the 2015 amended and restated bylaws of Gaia International, Inc. formerly known as Gaia, Inc. until July 14, 2016 ("Gaia International"), effective as of April 20, 2023 (the “Amended and Restated Bylaws”). Gaia has no direct operations and is the holding company of its two primary operating subsidiaries Gaia International and Gaia Studios, Inc. This adoption is intended to conform the bylaws across all three entities, and to, among other things:

•
remove the requirement that shares of the Company’s stock be represented by certificates;
•
revise notice requirements in connection with shareholder nominations of directors and submissions of proposals regarding other business at shareholder meetings, including lengthening the notice period for shareholder nomination and proposals generally, and removing the notice requirement for nominations and proposals by a majority shareholder;
•
grant the holders of a majority of votes eligible to be cast in an election of directors the authority to increase or decrease the number of directors from time to time and remove the Board of Directors’ authority to do so; and
•
authorize the Chairman to (i) fix salaries of his or her subordinates, (ii) remove any officer, agent or employee without cause, (iii) delegate duties to the president and any vice presidents, and (iv) to exercise a tie-breaker vote in any tie vote by the Board of Directors.

The Amended and Restated Bylaws also include certain technical and clarifying changes.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 20, 2023, Gaia held its 2023 annual meeting of shareholders. At that meeting, the shareholders voted on three proposals, as described in Gaia’s definitive proxy statement for the 2023 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 7, 2023, which description is incorporated herein by reference.

Proposal 1

All of the directors of Gaia are elected annually. All nominees for director were elected by the following votes, each to serve until the next annual meeting of shareholders to be held in 2024 or until successors are duly elected and qualified:

			Broker
	For	Withheld	Non-Votes
Jirka Rysavy	57,629,850	4,425,754	—
Kristin Frank	57,634,172	4,421,432	—
James Colquhoun	57,653,836	4,401,768	—
Keyur Patel	57,674,845	4,380,759	—
Paul Sutherland	57,654,285	4,401,319	—
Anaal Udaybabu	57,664,145	4,391,459	—

Proposal 2

Proposal 2 was a non-binding advisory proposal to approve Gaia’s executive compensation. This proposal was approved.

			Broker
For	Against	Abstain	Non-Votes
61,710,746	329,441	15,417	—

Proposal 3

Proposal 3 was a non-binding advisory proposal to approve the frequency of the advisory approval of executive compensation. “Three years” was approved.

				Broker
1 Year	2 Years	3 Years	Abstentions	Non-Votes	Uncast
4,920,249	3,217	57,129,957	2,181	—	7,845,431

In light of the outcome of the vote, the Board of Directors has determined to include a non-binding advisory proposal to approve Gaia’s executive compensation in its proxy materials every three years until the next required vote on the frequency of the advisory approval of executive compensation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Gaia, Inc. effective April 20, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIA, INC.

Date:	April 25, 2023	By:	/s/ Paul Tarell
Name: Paul Tarell Title: Chief Financial Officer